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                           [LETTERHEAD ROPES & GRAY]

                                                     March 12, 1999



PictureTel Corporation
100 Minuteman Road
Andover, MA 01810

         Re:      PictureTel Corporation

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 1,500,000 shares of Common Stock, par value $.01 per share (together with any shares that may be issued in connection with any stock split, stock dividend, or similar event, the "Shares"), of PictureTel Corporation, a Delaware corporation (the "Company"), under the Bruce Bond Stock Option Plan (the "Plan"). The Shares are to be sold from time to time pursuant to the Plan.

         We have acted as counsel for the Company and are familiar with the action taken by the Company in connection with the Plan. For purposes of this opinion, we have examined the Plan and such other documents, records, certificates, and other instruments as we have deemed necessary.

         For purposes of our opinion, we have assumed that (i) any consideration received by the Company upon exercise of any option granted under the Plan will at least be equal to the par value of the Shares issuable upon the exercise of any such option, and (ii) the number of Shares to be issued upon any such exercise, together with the total number of shares of Common Stock of the Company previously outstanding, will not exceed the authorized number of shares of Common Stock specified in the Certificate of Incorporation of the Company as then in effect and (iii) prior to issuance, the Shares will have been approved for listing on the Nasdaq National Stock Market.

         We express no opinion as to the applicability of compliance with or effect of federal law or the law of any jurisdiction other than The Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and sold and consideration received therefor by the Company in accordance with the terms of the Plan, the Shares will be validly issued, fully paid, and non-assessable.
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PictureTel Corporation                -2-                      March 12, 1999


         We hereby consent to your filing this opinion as an exhibit to the Registration Statement. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                                Very truly yours,


                                                /s/ Ropes & Gray


                                                Ropes & Gray